As filed with the Securities and Exchange Commission on May 11, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOLASE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-0442441
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4 Cromwell

Irvine, California 92618

(Address of Principal Executive Offices including Zip Code)

BIOLASE, INC.

2002 Stock Incentive Plan, as amended

Inducement Stock Option Agreement with Jeffrey M. Nugent

Inducement Option Agreement with David C. Dreyer

(Full Title of the Plan)

With a Copy to:
Jeffrey M. Nugent President and Chief Executive Officer 4 Cromwell Irvine, California 92618 (949) 361-1200	Michael C. Carroll Esq. Carroll & Carroll, P.C. 18101 Von Karman Avenue, Suite 330 Irvine, California 92612 (949) 340-7375

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	3,800,000	$2.05	$7,790,000	$905.20
Common Stock, par value $0.001 per share	172,282	$2.05	$353,178	$41.04
Common Stock, par value $0.001 per share	871,710	$2.05	$1,787,006	$207.65

(1)	The shares registered hereunder include: (i) 3,800,000 shares of Common Stock reserved for issuance pursuant to the 2002 Stock Incentive Plan, as amended; (ii) 172,282 shares of Common Stock reserved for issuance pursuant to an inducement stock option agreement with Jeffrey M. Nugent; and (iii) 871,710 shares of Common Stock reserved for issuance pursuant to an inducement stock option agreement with David C. Dreyer. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares of common stock (the “Common Stock”) of Biolase, Inc. (the “Registrant” or the “Company”) that may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Biolase, Inc. 2002 Stock Incentive Plan, as amended (the “Plan”). The registration statement also includes the rights to acquire shares of the Registrant’s Series B Junior Participating Cumulative Preferred Stock associated with the Registrant’s Common Stock. These preferred stock purchase rights are initially carried and traded with the Common Stock, and the value of the rights, if any, is reflected in the value of the Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price for the shares of our Common Stock set forth in this Registration Statement are calculated on the basis of the average of the high and low trading prices of our Common Stock, as reported on the Nasdaq Capital Market on May 6, 2015.

REGISTRATION OF ADDITIONAL SECURITIES

The Registrant has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register 3,800,000 additional shares of Common Stock issuable pursuant to the Plan. The Plan, including shares available for issuance under the Plan, has been previously approved by the Registrant’s stockholders. This Registration Statement on Form S-8 is also being filed for the purpose of registering 172,282 inducement stock options awarded to the Registrant’s President and Chief Executive Officer, Jeffrey M. Nugent, and 871,710 inducement stock options awarded to the Registrant’s Chief Financial Officer, David C. Dreyer, in connection with their employment.

Pursuant to the registration statement on Form S-8 (File 333-194889) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on March 28, 2014 (the “2014 Registration Statement”), the Registrant previously registered 800,000 shares of Common Stock under the Plan. Pursuant to the registration statement on Form S-8 (File 333-177339) filed by the Registrant with the SEC on October 14, 2011 (the “2011 Registration Statement”), the Registrant previously registered 1,000,000 shares of Common Stock under the Plan. Pursuant to the registration statement on Form S-8 (File 333-144095) filed by the Registrant with the SEC on June 27, 2007 (the “2007 Registration Statement”), the Registrant previously registered 1,000,000 shares of Common Stock under the Plan. Pursuant to the registration statement on Form S-8 (File 333-130677) filed by the Registrant with the SEC on December 23, 2005 (the “2005 Registration Statement”), the Registrant previously registered 1,950,000 shares of Common Stock under the Plan. Pursuant to the registration statement on Form S-8 (File 333-112173) filed by the Registrant with the SEC on January 23, 2004 (the “2004 Registration Statement,” and collectively with the 2005 Registration Statement, the 2007 Registration Statement, the 2011 Registration Statement, and the 2014 Registration Statement, the “Prior Registration Statements”), the Registrant previously registered 3,000,000 shares of Common Stock under the Plan. In accordance with the General Instructions to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan. These documents are not being filed with the SEC either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on March 6, 2015, as amended by the Registrant’s annual report on Form 10-K/A for the fiscal year ended December 31, 2014, as filed with the SEC on April 29, 2015;

(b) The description of the Registrant’s Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on December 29, 1998, and any amendments or reports filed for the purpose of updating such description; and

(c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), since the end of the fiscal year covered by the audited financial statements described in (a) above (to the extent that items contained in such reports are furnished but not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (or otherwise subject to the liabilities of Section 18), such items are not incorporated by reference).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

As authorized by Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Sixth Amended and Restated Bylaws also provide for mandatory indemnification of our directors, officers, employees and agents to the fullest extent permissible under Delaware law.

The Company’s Restated Certificate of Incorporation provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company has entered into agreements with each of its directors and executive officers that require it to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which each may be made a party by reason of the fact that each is or was a director or officer of the company or any of its affiliates, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also establish procedures that will apply if a claim for indemnification arises under the agreements.

The Company maintains a policy of directors’ and officers’ liability insurance that insures its directors and officers against the costs of defense, settlement or payment of a judgment under some circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation, including, (A) Certificate of Designations, Preferences and Rights of 6% Redeemable Cumulative Convertible Preferred Stock of the Registrant; (B) Certificate of Designations, Preferences and Rights of Series A 6% Redeemable Cumulative Convertible Preferred Stock of the Registrant; (C) Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designation of the Registrant; and (D) Certificate of Designations of Series B Junior Participating Cumulative Preferred Stock of the Registrant(1)

4.2	Amendment to Restated Certificate of Incorporation(2)

4.3	Second Amendment to Restated Certificate of Incorporation(3)

4.4	Sixth Amended and Restated Bylaws of Biolase, Inc.(4)

4.5	Rights Agreement, dated as of December 31, 1998, between the Registrant and U.S. Stock Transfer Corporation(5)

4.6	Amendment to Rights Agreement, dated as of December 19, 2008, by and between Biolase, Inc. and Computershare Trust Company, N.A., as Rights Agent(6)

4.7	Second Amendment to Rights Agreement, dated as of February 4, 2014, by and between Biolase, Inc. and Computershare Trust Company, N.A., as Rights Agent(7)

4.8	Amended and Restated Second Amendment to Rights Agreement, dated as of March 17, 2014, by and between Biolase, Inc. and Computershare Trust Company, N.A., as Rights Agent(8)

4.9	Third Amendment to Rights Agreement, dated as of November 3, 2014, by and between the Registrant and Computershare Trust Company, N.A.(9)

4.10	Specimen of Common Stock Certificate(10)

4.11	2002 Stock Incentive Plan, as amended(11)

4.12	Inducement Stock Option Agreement, by and between the Registrant and Jeffrey M. Nugent, dated July 13, 2014(12)

4.13*	Inducement Stock Option Agreement, by and between the Registrant and David C. Dreyer, dated March 9, 2015

5.1*	Opinion of Carroll & Carroll, P.C.

23.1*	Consent of Carroll & Carroll, P.C. (filed as part of Exhibit 5.1)

23.2*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page)

*	Filed herewith.
(1)	Incorporated by reference herein to Exhibit 3.1 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on December 23, 2005.
(2)	Incorporated by reference herein to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 16, 2012.
(3)	Incorporated by reference herein to Exhibit 3.1.3 of the Registrant’s Registration Statement on Form 8-A/A, filed with the SEC on November 4, 2014.
(4)	Incorporated by reference herein to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on June 30, 2014.
(5)	Incorporated by reference herein to Exhibit 1 of the Registrant’s Registration Statement on Form 8-A, filed with the SEC on December 29, 1998.
(6)	Incorporated by reference herein to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 22, 2008.
(7)	Incorporated by reference herein to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on February 10, 2014.
(8)	Incorporated by reference herein to Exhibit 4.4 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2014.
(9)	Incorporated by reference herein to Exhibit 4.4 of the Registrant’s Registration Statement on Form 8-A/A, filed with the SEC on November 4, 2014.
(10)	Incorporated by reference herein to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3, filed with the SEC on June 3, 2002.
(11)	Incorporated by reference herein to Appendix B to the Registrant’s Proxy Statement on Schedule 14A, filed with the SEC on April 3, 2015.
(12)	Incorporated by reference herein to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on July 17, 2014.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 11th day of May, 2015.

BIOLASE, INC.

By:	/s/ Jeffrey M. Nugent
Jeffrey M. Nugent
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey M. Nugent and David C. Dreyer, or any one of them, his attorneys-in-fact and agents, each with full power of substitution and re-substitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jeffrey M. Nugent	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 11, 2015
Jeffrey M. Nugent

/s/ David C. Dreyer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 11, 2015
David C. Dreyer

/s/ Paul N. Clark	Director	May 11, 2015
Paul N. Clark

/s/ Frederic H. Moll	Director	May 11, 2015
Frederic H. Moll

/s/ James R. Talevich	Director	May 11, 2015
James R. Talevich

/s/ Jonathan T. Lord	Director	May 11, 2015
Jonathan T. Lord

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation, including, (A) Certificate of Designations, Preferences and Rights of 6% Redeemable Cumulative Convertible Preferred Stock of the Registrant; (B) Certificate of Designations, Preferences and Rights of Series A 6% Redeemable Cumulative Convertible Preferred Stock of the Registrant; (C) Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designation of the Registrant; and (D) Certificate of Designations of Series B Junior Participating Cumulative Preferred Stock of the Registrant(1)

4.2	Amendment to Restated Certificate of Incorporation(2)

4.3	Second Amendment to Restated Certificate of Incorporation(3)

4.4	Sixth Amended and Restated Bylaws of Biolase, Inc.(4)

4.5	Rights Agreement, dated as of December 31, 1998, between the Registrant and U.S. Stock Transfer Corporation(5)

4.6	Amendment to Rights Agreement, dated as of December 19, 2008, by and between Biolase, Inc. and Computershare Trust Company, N.A., as Rights Agent(6)

4.7	Second Amendment to Rights Agreement, dated as of February 4, 2014, by and between Biolase, Inc. and Computershare Trust Company, N.A., as Rights Agent(7)

4.8	Amended and Restated Second Amendment to Rights Agreement, dated as of March 17, 2014, by and between Biolase, Inc. and Computershare Trust Company, N.A., as Rights Agent(8)

4.9	Third Amendment to Rights Agreement, dated as of November 3, 2014, by and between the Registrant and Computershare Trust Company, N.A.(9)

4.10	Specimen of Common Stock Certificate(10)

4.11	2002 Stock Incentive Plan, as amended(11)

4.12	Inducement Stock Option Agreement, by and between the Registrant and Jeffrey M. Nugent, dated July 13, 2014(12)

4.13*	Inducement Stock Option Agreement, by and between the Registrant and David C. Dreyer, dated March 9, 2015

5.1*	Opinion of Carroll & Carroll, P.C.

23.1*	Consent of Carroll & Carroll, P.C. (filed as part of Exhibit 5.1)

23.2*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page)

*	Filed herewith.
(1)	Incorporated by reference herein to Exhibit 3.1 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on December 23, 2005.
(2)	Incorporated by reference herein to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 16, 2012.
(3)	Incorporated by reference herein to Exhibit 3.1.3 of the Registrant’s Registration Statement on Form 8-A/A, filed with the SEC on November 4, 2014.
(4)	Incorporated by reference herein to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on June 30, 2014.
(5)	Incorporated by reference herein to Exhibit 1 of the Registrant’s Registration Statement on Form 8-A, filed with the SEC on December 29, 1998.
(6)	Incorporated by reference herein to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 22, 2008.
(7)	Incorporated by reference herein to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on February 10, 2014.
(8)	Incorporated by reference herein to Exhibit 4.4 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2014.
(9)	Incorporated by reference herein to Exhibit 4.4 of the Registrant’s Registration Statement on Form 8-A/A, filed with the SEC on November 4, 2014.
(10)	Incorporated by reference herein to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3, filed with the SEC on June 3, 2002.
(11)	Incorporated by reference herein to Appendix B to the Registrant’s Proxy Statement on Schedule 14A, filed with the SEC on April 3, 2015.
(12)	Incorporated by reference herein to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on July 17, 2014.